EXHIBIT B

SECURITY AGREEMENT

DATED: September 15, 1999

BETWEEN: Allied Resources, Inc. ("Lender")

Suite 1060, 1090 W. Georgia St.

Vancouver, B.C. V6E 3V7

AND: Bio-Preserve Medical Corporation ("Company")

2897 152nd Avenue N.E.

Redmond, Washington 98052

1.0 RECITALS

1.1 The Company (hereinafter referred to as the "Assignor"), owns the letters patent, and applications for letters patent, of the United States, more particularly described on Schedule 1.0 annexed to this Agreement and incorporated by reference (the "Patents").

1.2 Company is obligated to Lender, a West Virginia corporation, (hereinafter referred to as the "Assignee"), has assumed obligations under a Bridge Loan Agreement, and has agreed to enter an Intellectual Property Security Agreement in favor of Assignee.

1.3 In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and for good and valuable consideration, the receipt of which is acknowledged, the Parties agree as follows:

2.0 GRANT OF SECURITY INTEREST

2.1 Assignor does hereby assign unto Assignee and grant to Assignee a security interest in, and mortgage on, to be secured by a security interest in all right, title and interest of Assignor in and to the Patents, together with any application, issue, re-examination, and all divisions, reissues, continuations improvements or extensions thereof, including, without limitation, any and all causes of action for infringement thereof and the right to file foreign applications directly in the name of the Company and to claim priority rights deriving from the United States application to which the foreign applications are entitled by virtue of international convention, treaty or otherwise, the invention, application and all letters patent on the invention for the full term of the Patents, and any and all royalties for any license thereof (the "Collateral"), to secure the prompt payment, performance and observance of the obligations defined in the Bridge Loan Agreement and the Intellectual Property Security Agreement.

2.2 Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment of and security interest in the Collateral made and granted hereby are more fully set forth in the Intellectual Property Security Agreement, the terms and provisions of which are hereby incorporated by reference as if fully set forth herein.

3.0 SIGNATURES

3.1 IN WITNESS WHEREOF, Assignor has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the 15th day of September, 1999.

(Corporate Seal)

"ASSIGNOR"

Bio-Preserve International Corporation

/s/ Nicolas G. Loebel

By: Nicolas G. Loebel

President

By: /s/ Fereydoon Sadri

Chairman

STATE OF WASHINGTON ) ss.

COUNTY OF KING )

On this ____ day of September, 1999, before me, a Notary Public for the State of Washington, personally appeared Nicolas G. Loebel, to me known, who by me duly sworn, did depose and say that he is the President of Bio-Preserve International Corporation, and that he executed the foregoing instrument pursuant to authority vested in him by the bylaws of the corporation as the free and voluntary act and deed of the corporation.

(Seal)

Notary Public for the State of Washington

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